Exhibit 99.1

For information, contact:

Media - Lisa M. Martin-Walsh (713) 309-4890

Investors - Douglas J. Pike (713) 309-7141

Millennium to Repay $372.7 Million of Outstanding Debt

HOUSTON, May 17, 2007 - Millennium America Inc., today called the remaining $372.7 million of its 9.25 percent Senior Notes due 2008. The notes will be redeemed and the redemption price will be paid on June 18, 2007. The redemption price will be determined on June 14, 2007.

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Millennium America Inc. is a wholly owned subsidiary of Millennium Chemicals Inc., which is a wholly owned subsidiary of Lyondell Chemical Company (NYSE:LYO).

SOURCE: Millennium Chemicals Inc.; Millennium America Inc.; Lyondell Chemical Company